Registration No. 333-________
                                     As filed with the Securities
                                     and Exchange Commission on
                                     May 14, 1998

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                     ----------------------

                            FORM S-8

                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                     ----------------------

                    Pocahontas Bancorp, Inc.
     (Exact Name of Registrant as Specified in its Charter)

       Delaware                              71-0806097
(State of Incorporation)        (IRS Employer Identification No.)

                        203 West Broadway
                   Pocahontas, Arkansas 72455
            (Address of Principal Executive Offices)

                     ----------------------

         Pocahontas Federal Savings and Loan Association
                1994 Incentive Stock Option Plan
         Pocahontas Federal Savings and Loan Association
                     1994 Stock Option Plan
                      for Outside Directors
         Pocahontas Federal Savings and Loan Association
        1994 Recognition and Retention Plan for Employees
         Pocahontas Federal Savings and Loan Association
    1994 Recognition and Retention Plan for Outside Directors
                    (Full Title of the Plans)


                                   Copies to:
          Skip Martin                         Robert B. Pomerenk, Esquire
President and Chief Executive Officer           Edward A. Quint, Esquire
      Pocahontas Bancorp, Inc.            Luse Lehman Gorman Pomerenk & Schick
         203 West Broadway                     A Professional Corporation
    Pocahontas, Arkansas 72455               5335 Wisconsin Ave., N.W., #400
          (870) 892-4595                         Washington, D.C.  20015
                                                     (202) 274-2000
(Name, Address and Telephone
 Number of Agent for Service)

                    ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933 check the following box.
/X/

                 CALCULATION OF REGISTRATION FEE

 Title of                                   Proposed          Proposed
Securities               Amount              Maximum           Maximum         Amount of
  to be                   to be           Offering Price       Aggregate      Registration
Registered             Registered(1)         Per Share       Offering Price       Fee

Common Stock, par
value $.01 per share    150,416(2)          $2.48(3)       $373,032          $110

Common Stock, par
value $.01 per share     60,170(4)          $2.48(3)       $149,223          $44

Common Stock, par
value $.01 per share      6,882(5)         $10.00(3)       $68,812           $20

______________
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Pocahontas Federal Savings and Loan Association 1994 Incentive Stock Option Plan (the "1994 Incentive Plan"), the Pocahontas Federal Savings and Loan Association 1994 Stock Option Plan for Outside Directors (the "1994 Directors Plan"), the Pocahontas Federal Savings and Loan Association 1994 Recognition and Retention Plan for Employees (the "1994 Employees Plan") and the Pocahontas Federal Savings and Loan Association 1994 Recognition and Retention Plan for Outside Directors (the "1994 Outside Directors Plan" and collectively, the "Plans") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock pursuant to 17 C.F.R. Section 230.416(a).
(2) Represents the number of shares currently reserved for issuance pursuant to the 1994 Incentive Plan.
(3) Determined by the exercise price of the options pursuant to 17 C.F.R. Section 230.457(h)(1).
(4) Represents the number of shares currently reserved for issuance pursuant to the 1994 Directors Plan.
(5) Represents the number of shares currently reserved for issuance pursuant to the 1994 Outside Directors Plan.

                 -------------------------------

    This Registration Statement shall become effective upon filing in accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. Section 230.462.

PART I.

Items 1 and 2.  Plan Information and Registrant Information and
Employee Plan Annual Information

    This Registration Statement relates to the registration of
(i) 150,416 shares of Common Stock reserved for issuance and delivery upon the exercise of options under the 1994 Incentive Plan; (ii) 60,170 shares of Common Stock reserved for issuance and delivery upon the exercise of options under the 1994 Directors Plan; (iii) 6,882 shares of Common Stock reserved for issuance and delivery upon grants under the 1994 Outside Directors Plan. Documents containing the information required by
Part I of the Registration Statement have been or will be sent or given to participants in the 1994 Incentive Plan, the 1994 Directors Plan, the 1994 Employees Plan, and the 1994 Outside Directors Plan, as appropriate, as specified by Securities Act Rule 428(b)(1). Such documents are not filed with the Securities and Exchange Commission (the "Commission" or "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 in reliance on Rule 428.

PART II.

Item 3.  Incorporation of Documents by Reference

    All documents filed by the Company pursuant to Sections
13(a) and (c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and be part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

    The following documents filed or to be filed with the Commission are incorporated by reference in this Registration
Statement:

    (a) The Company's Prospectus filed pursuant to Rule 724(b) under the Securities Act of 1933 on March 5, 1998 and the audited financial statements in the Company's Registration Statement on Form S-1 (Commission File No. 333-43143) filed by the Company under the Securities Act of 1933 with the SEC on December 23, 1997, as amended on January 16, 1998, February 3, 1998, February 6, 1998, February 10, 1998 and February 11, 1998, and incorporated by reference to the Registration Statement on Form 8-A filed by the Company under the Securities Exchange Act of 1934 on March 30, 1998.

    (c) The description of Common Stock contained in the Registration Statement on Form S-1 (Commission File No. 333-43143) filed by the Company under the Securities Act of 1933 with the SEC on December 23, 1997, as amended on January 16, 1998, February 3, 1998, February 6, 1998, February 10, 1998 and February 11, 1998, and incorporated by reference to the Registration Statement on Form 8-A filed by the Company under the Securities Exchange Act of 1934 on March 30, 1998.

Item 4.  Description of Securities

    Not applicable.

Item 5.  Interests of Named Experts and Counsel

    None.

Item 6.  Indemnification of Directors and Officers

    Directors and officers of the Registrant are indemnified and held harmless against liability to the fullest extent permissible by the general corporation law of Delaware as it currently exists or as it may be amended, provided any such amendment provides broader indemnification provisions than currently exists. This indemnification applies to the directors who administer the 1994 Incentive Plan, the 1994 Directors Plan, the 1994 Employees Plan, and the 1994 Outside Directors Plan.

    The terms of the indemnification are set forth in the Registrant's Certificate of Incorporation. The indemnification applies unless the director did not meet the standards of conduct which make it permissible under the general corporation law of Delaware for the Registrant to indemnify the director for the amount claimed, but the burden of proving such defense is on the Registrant.

    The Registrant is also permitted under the Certificate of Incorporation to maintain directors' and officers' liability insurance covering its directors and officers and has obtained a directors' and officers' liability and corporation reimbursement policy which (subject to certain limitations and deductibles) (i) insures officers and directors of the Registrant against loss arising from certain claims made against them by reason of their being such directors or officers; and (ii) insures the Registrant against loss which it may be required or permitted to pay as indemnification to its directors and officers for certain claims.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.  Exemption From Registration Claimed.

    Not applicable.

Item 8.  List of Exhibits.

    The exhibit index immediate precedes the attached exhibits.

Item 9.  Undertakings

    The undersigned Registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the Registration Statement not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the 1994 Incentive Plan, the 1994 Directors Plan, the 1994 Employees Plan, and the 1994
Outside Directors Plan; and

    4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                          EXHIBIT INDEX


Exhibit  Description
Number

  4.1 Pocahontas Federal Savings and Loan Association 1994 Incentive Stock Option Plan (Incorporated by reference from the Company's Registration Statement on Form S-1 (Commission File No. 333-43143) filed by the Company under the Securities Act of 1933 with the SEC on December 23, 1997, as amended on January 16, 1998, February 3, 1998, February 6, 1998, February 10, 1998 and February 11, 1998)

  4.2 Pocahontas Federal Savings and Loan Association 1994 Stock Option Plan for Outside Directors (Incorporated by reference from the Company's Registration Statement on Form S-1 (Commission File No. 333-43143) filed by the Company under the Securities Act of 1933 with the SEC on December 23, 1997, as amended on January 16, 1998, February 3, 1998, February 6, 1998, February 10, 1998 and February 11, 1998)

  4.3 Pocahontas Federal Savings and Loan Association 1994 Recognition and Retention Plan for Employees (Incorporated by reference from the Company's Registration Statement on Form S-1 (Commission File No. 333-43143) filed by the Company under the Securities Act of 1933 with the SEC on December 23, 1997, as amended on January 16, 1998, February 3, 1998, February 6, 1998, February 10, 1998 and February 11, 1998)


  4.4 Pocahontas Federal Savings and Loan Association 1994 Recognition and Retention Plan for Outside Directors (Incorporated by reference from the Company's Registration Statement on Form S-1 (Commission File No. 333-43143) filed by the Company under the Securities Act of 1933 with the SEC on December 23, 1997, as amended on January 16, 1998, February 3, 1998, February 6, 1998, February 10, 1998 and February 11, 1998)


  5      Opinion of Luse Lehman Gorman Pomerenk & Schick, A
         Professional Corporation as to the legality of the Common Stock registered hereby.

  23.1   Consent of Luse Lehman Gorman Pomerenk & Schick, A
         Professional Corporation (contained in the opinion included as Exhibit 5).

  23.2   Consent of Deloitte & Touche LLP.

                           SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pocahontas, State of Arkansas, on this 8th day of April, 1998.

                                  Pocahontas Bancorp, Inc.


                                  By:---------------------------
                                       Skip Martin, President and
                                        Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


By: ---------------------------   By: --------------------------
    Skip Martin                        James A. Edington
    President, Chief Executive         Executive Vice President
     Officer (Principal Executive       and Director
     Officer)

    Date: May 14, 1998                 Date: May 14, 1998



By: ---------------------------   By: --------------------------
    Dwayne Powell, Senior Vice         Ralph P. Baltz, Chairman
     President and Chief Financial
     Officer (Principal Financial
     and Accounting Officer)

    Date: May 14, 1998                 Date: May 14, 1998


By: ---------------------------   By: --------------------------
    N. Ray Campbell, Director          Charles R. Ervin, Director

    Date: May 14, 1998                 Date: May 14, 1998


By: ---------------------------   By: --------------------------
    Robert Rainwater, Director         Marcus Van Camp, Director

    Date: May 14, 1998                 Date: May 14, 1998

                            EXHIBIT 5

         OPINION OF LUSE LEHMAN GORMAN POMERENK & SCHICK

May 14, 1998

Board of Directors
Pocahontas Bancorp, Inc.
203 West Broadway
Pocahontas, Arkansas 72455

         Re:  Pocahontas Bancorp, Inc.
              Registration Statement on Form S-8

Ladies and Gentlemen:

    You have requested the opinion of this firm as to certain matters in connection with the offer and sale of Pocahontas Bancorp, Inc. (the "Company") common stock, par value $.01 per share (the "Common Stock"), pursuant to the 1994 Incentive Plan, the 1994 Directors Plan, the 1994 Employees Plan, and the 1994 Outside Directors Plan (together, the "Plans"). We have reviewed the Company's Certificate of Incorporation, Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

    Based on the foregoing, we are of the following opinion:

    Upon the effectiveness of the Form S-8, the Common Stock, when sold in connection with the exercise of options granted pursuant to the Plans, will be legally issued, fully paid and non-assessable.

    This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.
                        Very truly yours,


                        /s/ Luse Lehman Gorman Pomerenk & Schick
                        ----------------------------------------
                        Luse Lehman Gorman Pomerenk & Schick
                        A Professional Corporation

                          EXHIBIT 23.2

                CONSENT OF DELOITTE & TOUCHE LLP

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of Pocahontas Bancorp, Inc. (the "Company") on Form S-8 of our report dated October 30, 1997, relating to the consolidated statements of financial condition as of September 30, 1997 and 1996, and the related consolidated statements of income, stockholder's equity, and cash flows for each of the three years in the period ended September 30, 1997, appearing in the Company's Registration Statement on Form S-1 (Commission File No. 333-43143) filed by the Company under the Securities Act of 1933 with the SEC on December 23, 1997, as amended on January 16, 1998, February 3, 1998, February 6, 1998, February 10, 1998 and February 11, 1998.



Little Rock, Arkansas
May 13, 1998